Exhibit 99
News Release
First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Barbara E. Briick (630) 875-7459 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST ANNUAL SHAREHOLDERS MEETING RESULTS AND PRESENTATION

ITASCA, IL., APRIL 25, 2001 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced that at its Annual Shareholders Meeting held on April 25, 2001, Brother James Gaffney, John L. Sterling and J. Stephen Vanderwoude were elected Directors to serve until the year 2004. In a separate action the amendment to the Company's 1989 Omnibus Stock and Incentive Plan to reserve additional shares was approved. Additionally, Robert P. O'Meara, First Midwest's Chairman and Chief Executive Officer, presented an overview of the Company and its results from operations for the year ended December 31, 2000 and three months ended March 31, 2001.

The results of the Annual Shareholders Meeting and the presentation materials will be available for viewing in the Investor Relations section on the Company's website, www.firstmidwest.com, on April 25, 2001 at approximately 1:00pm CDT and for 7 days thereafter.

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management, mortgage and related financial services to a broad array of customers through 73 offices located in more than 40 communities primarily in northern Illinois.

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